Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “VASCO DATA SECURITY INTERNATIONAL, INC.”, CHANGING ITS NAME FROM “VASCO DATA SECURITY INTERNATIONAL, INC.” TO “ONESPAN INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MAY, A.D. 2018, AT 8:47 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTY-FIRST DAY OF MAY, A.D. 2018.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2773477 8100 SR# 20184556039	Authentication: 202783706 Date: 05-30-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 08:47 AM 05/30/2018 FILED 08:47 AM 05/30/2018 SR 20184556039 - File Number 2773477

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
VASCO DATA SECURITY INTERNATIONAL, INC.

VASCO Data Security International, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.   This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation's Certificate of Incorporation filed with the Delaware Secretary of State on July 15, 1997 (the “Certificate of Incorporation”).

2.   Article First of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FIRST.  The name of the corporation is OneSpan Inc. (hereinafter, the “Corporation”).

3.   This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.   All other provisions of the Certificate of Incorporation shall remain in full force and effect.

5.   This amendment shall be effective as of the 31st day of May 2018.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Steven R Worth, its Secretary, this 29th day of May 2018.

By	/s/ Steven R. Worth
Steven R. Worth Secretary